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    FIRST AMENDMENT, dated as of October 31, 2000 (this "Amendment"), to the Credit Agreement, dated as of November 23, 1999 (as heretofore amended, the "Credit Agreement"), among MERRILL CORPORATION, a Minnesota corporation, as a guarantor ("Holdco"), MERRILL COMMUNICATIONS LLC, a Delaware limited liability company, as the borrower (the "Company"), the various financial institutions from time to time parties to the Credit Agreement (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent for the Lenders (the "Syndication Agent"), WELLS FARGO BANK, N.A., as documentation agent for the Lenders (the "Documentation Agent"), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent").

W I T N E S S E T H:

    WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company and its Subsidiaries;

    WHEREAS, but for the effectiveness of this Amendment, the Company would be in violation of certain covenants contained in the Credit Agreement and in default thereunder; and

    WHEREAS, the Company has requested, and, upon this Amendment becoming effective, the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

    NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

    1.  Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    2.  Amendments to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

  (a)
  by adding the following definitions in their proper alphabetical order:

    "Amendment Period" means the period from October 31, 2000 through April 30, 2001.

    "DLJMB Contribution" means each of the Initial DLJMB Contribution, the Required DLJMB Contribution and any other capital contribution made to the Company by any of the DLJMB Entities, their affiliates, or members of management or employees of the Company and its Subsidiaries, in each case subject to the terms and conditions of the proviso to clause (b) of Section 2.1.4.

    "Initial DLJMB Contribution" shall have the meaning given to such term in clause (b) of Section 2.1.4.

    "Monthly Payment Date" means the last day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

    "Required DLJMB Contribution" shall have the meaning given to such term in the proviso in Section 8.1.3.

    "Senior Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

    (a) total Debt consisting of Obligations under this Agreement outstanding at such time;

to

    (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

    (b) by inserting immediately after the chart in the definition of "Applicable Commitment Fee" therein the following:

; provided, however, that, during the Amendment Period, the Applicable Commitment Fee shall be 0.750%.

    (c) by inserting at the end of clause (b) of the definition of "Applicable Margin" therein the following:

    ; provided, however, that, during the Amendment Period, the following margins shall apply:

Applicable Margin For Revolving Loans, Swing Line Loans and Term-A Loans

Leverage Ratio	Applicable Margin For Base Rate Loans	Applicable Margin for LIBOR Loans
greater than 4.5.:1	2.25%	3.50%
Greater than 4.0:1 and less than or equal to 4.5:1	2.00%	3.25%
Greater than 3.5:1 and less than or equal to 4.0:1	1.75%	3.00%
Greater than 3.0:1 and less than or equal to 3.5:1	1.50%	2.75%
less than or equal to 3.0:1	1.25%	2.50%

    (d) by inserting immediately prior to the period at the end of clause (c) of the definition of "Applicable Margin" therein the following:

; provided, however, that, during the Amendment Period, with respect to the unpaid principal amount of each (i) Term-B Loan maintained as a Base Rate Loan, 3.00% per annum, and (ii) Term-B Loan maintained as a LIBOR Loan, 4.25% per annum.

    (e) by inserting immediately prior to the period at the end of clause (f) of the definition of "EBITDA" therein the following:

    plus

    (g) the amount deducted in determining Net Income representing (i) the amount of severance and restructuring costs expended or charges incurred by the Company (all taken in accordance with GAAP) in connection with the Company's cost savings program initiated in the Fiscal Quarter ended October 31, 2000, in an amount not to exceed $2,705,000 in the aggregate, (ii) the amount of severance and restructuring costs expended or charges incurred by the Company (all taken in accordance with GAAP) (including, among other items, in connection with the combination of the Company's Investment Company Services and Managed Communications Programs units) in an amount not to exceed $2,500,000 in the aggregate, (iii) legal fees and expenses incurred in connection with the First Amendment to the Agreement, dated as of October 31, 2000, and (iv) fees and expenses paid to the consultant retained pursuant to Section 7.1.13; provided, however, that, during the Amendment Period, all non-recurring or extraordinary expense items (other than the items already included in clauses (i) through (iv) above) shall not be added to the above calculation of EBITDA.

    (f)  by deleting from the definition of "Net Debt Proceeds" therein the phrase "as in effect on the date hereof";

; and

    (g) by deleting the definition of "Revolving Loan Commitment Account" therein and substituting in lieu thereof the following definition:

"Revolving Loan Commitment Amount" means (i) prior to the receipt by the Company of the Initial DLJMB Contribution, $28,500,000 and (ii) from and after the receipt by the Company of the Initial DLJMB Contribution, $35,000,000, as such amount may be increased, on or after the receipt by the Company of the Initial DLJMB Contribution, by the amount by which the aggregate amount of DLJMB Contributions (excluding the Required DLJMB Contribution) exceeds $11,000,000 or reduced from time to time pursuant to Section 2.2; provided, however, that the Revolving Loan Commitment Amount shall in no event be greater than $40,000,000.

    3.  Amendment to Section 1.4 of the Credit Agreement.  Section 1.4 of the Credit Agreement is hereby amended by inserting immediately after the phrase "Interest Coverage Ratio" in clause (b) thereof the phrase ", Senior Leverage Ratio".

    4.  Amendment to Section 2.1.1 of the Credit Agreement.  Section 2.1.1 of the Credit Agreement is hereby amended by deleting clauses (b) and (d) thereof in their entireties.

    5.  Amendments to Section 2.1.2 of the Credit Agreement.  Section 2.1.2 of the Credit Agreement shall hereby be amended by deleting clause (c) thereof in its entirety.

    6.  Amendments to Section 2.1.4 of the Credit Agreement.  Section 2.1.4 of the Credit Agreement is hereby amended by (a) deleting the comma immediately after the word "if" in clause (b) thereof and substituting in lieu thereof the phrase "(a)" and (b) inserting immediately prior to the period at the end of clause (b) thereof the following:

or (b) the Company shall not have received a new capital contribution, from any of the DLJMB Entities, their affiliates, or members of management or employees of the Company and its Subsidiaries, in the form of senior unsecured debt, of at least $9,100,000 by January 15, 2001 (the "Initial DLJMB Contribution"); provided, however, that the terms and conditions of such capital contribution shall (i) be consistent with the terms annexed hereto as Exhibit "A" and otherwise in form and substance satisfactory to the Lenders and permissible under the terms of the Senior Subordinated Note Indenture, (ii) have a maturity date beyond the final maturity date of the Loans, (iii) provide for the assignment to the Lenders of the rights to receive all payments and distributions thereunder such that those making such a capital contribution shall purchase a participation (without voting rights) in the Loans, and (iv) not permit prepayment of such capital contribution prior to the payment of the Obligations in full.

    7.  Amendment to Section 2.2 of the Credit Agreement.  Section 2.2 of the Credit Agreement is hereby amended by deleting in the proviso at the end thereof the phrase ", whether pursuant to clause (c) of Section 2.1.2 or otherwise,".

    8.  Amendment to Section 3.2.2 of the Credit Agreement.  Section 3.2.2 of the Credit Agreement is hereby amended by inserting immediately at the end thereof the following:

In the case of any Event of Default, the rate that would otherwise be applicable to all Loans shall be increased by 2% during the occurrence of such Event of Default.

    9.  Amendment to Section 3.2.3 of the Credit Agreement.  Section 3.2.3 of the Credit Agreement is hereby amended by deleting in clause (c) thereof the phrase "Quarterly Payment Date" and substituting in lieu thereof the phrase "Monthly Payment Date".

    10.  Amendments to Section 7.1.1 of the Credit Agreement.  Section 7.1.1 of the Credit Agreement is hereby amended by (a) inserting immediately prior to the semi-colon at the end of clause (b) thereof the following:

; provided, however, that for the Fiscal Year ending January 31, 2001, the Company shall furnish the information required by this clause (b) within 74 days after the end of such Fiscal Year; and, provided, further, that, to the extent that such financial information for the Fiscal Year ended January 31, 2001 is furnished earlier than 105 days following the end of such Fiscal Year, such financial information need not be audited, so long as (i) such financial information is certified by the Company's chief financial officer to have been prepared in accordance with GAAP and (ii) audited financial information for such Fiscal Year is furnished no later than 105 days following the end of such Fiscal Year.

    (b) inserting immediately prior to the semi-colon at the end of clause (c) thereof the following:

; provided, however, that, in addition to the delivery of the foregoing, a Compliance Certificate for the Fiscal Quarter ended January 31, 2001, containing the most current financial information available at that time for such period and which meets the reasonable requirements set forth by the Lenders, including, without limitation, certification of compliance with all financial covenants as of January 31, 2001, shall be furnished to the Administrative Agent and each Lender no later than April 15, 2001.

; and (c) by inserting immediately after clause (g) thereof the following new clauses (h) and (i):

(h) weekly, the cash flow projections of Holdco and its Subsidiaries for such week and each of the following 12 weeks, including in each case a comparison of the prior week's actual cash flow against forecasted cash flow; provided, however, that the foregoing obligation shall cease upon Holdco and the Company achieving and reporting to the Lenders EBITDA for four consecutive Fiscal Quarters in an amount equal to or greater than $82,500,000;

(i) notwithstanding the terms of Section 7.1.5, as soon as available and in any event within 20 days after the end of each month of each Fiscal Year of Holdco, a consolidated balance sheet of Holdco and its Subsidiaries as of the end of such month, together with the related consolidated statement of operations for such month, the related consolidated statement of cash flows for each month and a detailed summary of the calculation of EBITDA (and, with respect to the provisions of clause (e) of Section 7.2.4 of the Credit Agreement, compliance with the EBITDA test set forth therein), certified by an Authorized Officer to have been prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes) (and within 25 days after the end of each month, to the extent EBITDA for such period of the four immediately prior consecutive Fiscal Quarters is less than $75,000,000, the chief executive officer, chief financial officer and such other members of senior management of the Company as the Lenders shall reasonably request shall be available to meet, or participate in conference calls, with the Lenders to review and discuss such reports); and

and (3) by relettering the existing clauses (h) and (i) thereof as clauses (j) and (k).

    11.  Amendment to Section 7.1 of the Credit Agreement.  Section 7.1 of the Credit Agreement is hereby amended by adding immediately after Section 7.1.12 the following new Section 7.1.13:

SECTION 7.1.13. Consultants. The Company shall (a) retain by no later than January 2, 2001, Nightingale & Associates, or such other company as is reasonably acceptable to the Lenders, as professional consultants, whose work product in connection with the Company shall be shared with the Lenders and who may not be dismissed without the prior written consent of the Required Lenders and (b) enter into an agreement by no later than January 15, 2001, agreeing to the payment of professional consultants selected and retained by the Lenders to perform such functions for the Lenders as the Lenders reasonably request.

    12.  Amendments to Section 7.2.2 of the Credit Agreement.  Section 7.2.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (i) thereof; (ii) replacing the period at the end of clause (j) thereof with the phrase "; and" and (iii) adding a new clause (k) following clause (j) to read in its entirety as follows:

(k) unsecured Indebtedness consisting of DLJMB Contributions.

    13.  Amendments to Section 7.2.4 of the Credit Agreement.  Section 7.2.4 of the Credit Agreement is hereby amended as follows:

    (a) by deleting the minimum EBITDA dollar amounts in clause (a) thereof for the following periods and substituting in lieu thereof the following:

Period	EBITDA
8/1/00—10/31/00	$62,500,000
11/1/00—1/31/01	$60,000,000
2/1/01—4/30/01	$63,500,000

    (b) by deleting the Leverage Ratio in clause (b) thereof for the following periods and substituting in lieu thereof the following:

Period	Leverage Ratio
8/1/00—10/31/00	5.50:1.00
11/1/00—1/31/01	5.98:1.00
2/1/01—4/30/01	6.30:1.00

    (c) by deleting the Interest Coverage Ratio in clause (c) thereof for the following periods and substituting in lieu thereof the following:

Period	Interest Coverage Ratio
8/1/00—10/31/00	1.50:1.00
11/1/00—1/31/01	1.40:1.00
2/1/01—4/30/01	1.40:1.00

    (d) by inserting immediately before the period at the end of clause (d) thereof the following:

; provided, however, that the Fixed Charge Coverage Ratio as of the end of the Fiscal Quarter ended October 31, 2000 shall not be less than 1.00 to 1.00, as of the end of the Fiscal Quarter ended January 31, 2001 shall not be less than 1.00 to 1.00 and as of the end of the Fiscal Quarter ended April 30, 2001 shall not be less than 1.00 to 1.00.

; and

    (e) by inserting immediately after clause (d) thereof the following new clauses (e) and (f):

    (e)  March 31, 2001 EBITDA.  Holdco and the Company will not permit EBITDA for the period of twelve consecutive months ending on March 31, 2001 to be less than $55,000,000.

    (f)  Senior Leverage Ratio.  Holdco and the Company will not permit the Senior Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the amount set forth opposite such period:

Period	Senior Leverage Ratio
11/1/01—1/31/01	3.75:100
2/1/01—4/30/01	4.10:1.00
5/1/01—7/31/01	2.93:1.00
8/1/01—10/31/01	2.93:1.00
11/1/01—1/31/02	2.82:1.00
2/1/02—4/30/02	2.82:1.00
5/1/02—7/31/02	2.82:1.00
8/1/02—10/31/02	2.82:1.00
11/1/02—1/31/03	2.42:1.00
2/1/03—4/30/03	2.42:1.00
5/1/03—7/31/03	2.42:1.00
8/1/03—10/31/03	2.42:1.00
11/1/03—1/31/04	2.01:1.00
2/1/04—4/30/04	2.01:1.00
5/1/04—7/31/04	2.01:1.00
8/1/04—10/31/04	2.01:1.00
11/1/04—1/31/05	1.59:1.00
2/1/05—4/30/05	1.59:1.00
5/1/05—7/31/05	1.59:1.00
8/1/05—10/31/05	1.59:1.00
11/1/05—1/31/06	1.51:1.00
Thereafter	1.51:1.00

    14.  Limitations on Investments.  During the Amendment Period, Holdco will not, nor permit any of its Restricted Subsidiaries, to make any cash loans otherwise permitted under Section 7.2.5(g) of the Credit Agreement.

    15.  Limitations on Restricted Payments and Acquisitions.  During the Amendment Period, Holdco will not, nor permit any of its Restricted Subsidiaries, (a) to make any Restricted Payments otherwise permitted under Section 7.2.6 of the Credit Agreement in excess of $100,000 in the aggregate, and (b) to liquidate, or dissolve, consolidate with, or merge into or with, any other entity, or purchase or otherwise acquire all or substantially all of the assets of any Person or any division thereof, as otherwise permitted under clause (b) of Section 7.2.8 of the Credit Agreement.

    16.  Amendments to Section 7.2.11 of the Credit Agreement.  Section 7.2.11 of the Credit Agreement is hereby amended by (i) replacing the word "and" immediately before the expression "(v)" on the fourteenth line thereof with a comma and (ii) adding, immediately before the period at the end of such Section, the following new language: "and (vi) enter into and perform their obligations in respect of DLJMB Contributions and the agreements, instruments and documents entered into in connection therewith."

    17.  Amendment to Section 7.2 of the Credit Agreement.  Section 7.2 of the Credit Agreement is hereby amended by adding thereto the following new Section 7.2.16:

SECTION 7.2.16. Limitations on Cash Balances. From and after December 20, 2000, each of Holdco and the Company will not, and will not permit any other Restricted Subsidiary to, at any time at which any Revolving Loans are outstanding, (a) maintain cash balances, bank deposits and

Cash Equivalent Investments (other than cash balances, bank deposits and Cash Equivalent Investments in an aggregate amount not exceeding $6,500,000 held by Merrill Corporation, Canada and 793473 Ontario Ltd.) in an aggregate amount greater than $12,000,000 for three (3) consecutive days, and (b) except with respect to cash balances, bank deposits and Cash Equivalent Investments in (i) an aggregate amount not exceeding $6,500,000 and held by Merrill Corporation, Canada and 793473 Ontario Ltd. and (ii) an aggregate amount not exceeding $1,200,000 and held by non-Canadian Non-U.S. Subsidiaries, maintain cash balances, Cash Equivalent Investments or bank deposits other than with a Lender.

    18.  Amendments to Section 8.1 of the Credit Agreement.  Section 8.1 of the Credit Agreement is hereby amended (a) (i) by inserting immediately before the reference to "7.1.9" at the end of Section 8.1.3 the reference to "7.1.1 (solely to the extent of (i) the proviso contained in clause (c) thereof and (ii) the delivery of the financial statements for the twelve month period ending March 31, 2001 pursuant to clause (i) thereof)," and (ii) by inserting immediately prior to the period at the end of Section 8.1.3 the following:

; provided, however, that a default in the observance of the obligation under clause (e) of Section 7.2.4 may be cured if, on or prior to April 25, 2001, the Company shall have received the net proceeds from a new DLJMB Contribution in an aggregate amount of at least $8,100,000 (the "Required DLJMB Contribution")

; and

    (b) by adding immediately after Section 8.1.11 the following new Section 8.1.12:

SECTION 8.1.12. New Investment. The Company shall fail to receive the net proceeds from the Initial DLJMB Contribution in an aggregate amount of at least $9,100,000 by January 15, 2001.

    19.  Designation of Restricted Subsidiaries.  Notwithstanding anything contained in the Credit Agreement to the contrary, for all purposes of the Credit Agreement, Merrill Corporation Ltd. and Merrill Corporation S.A.R.L. shall be deemed to be Restricted Subsidiaries for all periods ending on or after, and on all dates on or after, October 31, 2000; provided, however, that the foregoing designation is without prejudice to, and subject to the terms and provisions of, the definition of "Unrestricted Subsidiary" contained in Section 1.1 of the Credit Agreement.

    20.  Conditions to Effectiveness.  This Amendment shall become effective on the date first written above upon satisfaction of each of the following conditions:

    (a) the Administrative Agent shall have received:

    (i)
    counterparts of this Amendment duly executed and delivered by Holdco, the Company and the Required Lenders together with a consent to this Amendment duly executed and delivered by the Subsidiary Guarantors;

    (ii)
    an amendment fee for the account of each Lender in the amount equal to 0.25% of the sum of such Lender's aggregate outstanding extensions of credit and its unutilized Commitments (as reduced in accordance with the terms of this Amendment) as of such date; and

    (iii)
    payment of all interest accrued through November 30, 2000 at the rates provided for in the Credit Agreement after giving effect to this Amendment;

    (b) notwithstanding any provisions of the Credit Agreement, the Company shall have made a prepayment of the outstanding amount of the Revolving Loans in an amount equal to $18,000,000;

    (c) DLJ Capital Funding, Inc. shall have resigned as Syndication Agent; and

    (d) the Company shall have paid the reasonable fees and disbursements of Weil, Gotshal & Manges LLP, counsel to the Lenders, incurred in connection with this Amendment.

    21.  Representation and Warranties.  On and as of the date hereof after giving effect to this Amendment, each of Holdco and the Company hereby represents and warrants to the Lenders that (i) each of its representations and warranties contained in Article VI of the Credit Agreement or in any certificate, document or financial or other statement furnished at any time under, or in connection therewith, are true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) upon the effectiveness of this Agreement, each of Holdco and its Subsidiaries are not in default of any of the provisions of the Credit Agreement.

    22.  General.  (a) Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent and the Lenders for all of its respective out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of (x) counsel to the Administrative Agent and (y) counsel to the Lenders.

    (b) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

    (c) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    (d) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.

    (e) Successors. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitment and Loans.

[Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MERRILL CORPORATION
By:	/s/ ROBERT H. NAZARIAN Name: Robert H. Nazarian Title: E.V.P. & C.F.O.
MERRILL COMMUNICATIONS LLC
By:	/s/ ROBERT H. NAZARIAN Name: Robert H. Nazarian Title: E.V.P. & C.F.O.
DLJ CAPITAL FUNDING, INC., as the Syndication Agent and as a Lender
By:	/s/ TOM NEWBERRY Name: Tom Newberry Title: Managing Director
U.S. BANK NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender
By:	/s/ JOSHUA R. PIROZZOLO Name: Joshua R. Pirozzolo Title: Assistant Vice President
WELLS FARGO BANK, N.A., as the Documentation Agent and as a Lender
By:	/s/ HUGH DIDDY Name: Hugh Diddy Title: AVP

LENDERS

CREDIT LYONNAIS NEW YORK BRANCH, as a Lender
By:
Name: Title:
HARRIS TRUST & SAVINGS BANK, as a Lender
By:	/s/ ANDREW T. CLAAR Name: Andrew T. Claar Title: Vice President
TRANSAMERICA BUSINESS CREDIT CORP., as a Lender
By:
Name: Title:
BANK ONE, N.A., as a Lender
By:	/s/ KEVIN CHRISTENSEN Name: Kevin Christensen Title: 1st VP
COMERICA BANK, as a Lender
By:	/s/ TIMOTHY O'ROURKE Name: Timothy O'Rourke Title: Vice President

THE FUJI BANK, LIMITED, as a Lender
By:
Name: Title:
GE CAPITAL CORPORATION-SFG, as a Lender
By:	/s/ R. T. STURGEON Name: R. T. Sturgeon Title: Manager-Operations
GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ ROBERT M. KADLICK Name: Robert M. Kadlick Title: Duly Authorized Signatory
FIRST UNION NATIONAL BANK, as a Lender
By:	/s/ DOUGLAS A. NICKEL Name: Douglas A. Nickel Title: Vice President
APEX (IDM) CDO I, LTD., as a Lender
By:	/s/ E.A. KRATZMAN, III Name: E.A. Kratzman, III Title: Managing Director IDM
ELC (CAYMAN) LTD. 1999-II, as a Lender
By:	/s/ E.A. KRATZMAN, III Name: E.A. Kratzman, III Title: Managing Director IDM

ELC (CAYMAN) LTD. 1999-III, as a Lender
By:	/s/ E.A. KRATZMAN, III Name: E.A. Kratzman, III Title: Managing Director IDM
ELC (CAYMAN) LTD. 2000-I
By:	/s/ E.A. KRATZMAN, III Name: E.A. Kratzman, III Title: Managing Director IDM
THE DAI-ICHI KANGYO BANK, LTD., as a Lender
By:	/s/ TAKAYUKI KUMAGAI Name: Takayuki Kumagai Title: Vice President
BALANCED HIGH-YIELD FUND I LTD., as a Lender
By:	BHF (USA) Capital Corporation Acting As Attorney-In-Fact
By:	/s/ EVON CONTOS /s/ CHRISTINE NORMAN Name: Evon Contos/Christine Norman Title: Managing Director/Associate
BALANCED HIGH-YIELD FUND II LTD., as a Lender
By:	BHF (USA) Capital Corporation Acting As Attorney-In-Fact
By:	/s/ CHRISTOPHER J. RUZZI /s/ CHRISTINE NORMAN Name: Christopher J. Ruzzi/Christine Norman Title: Vice President/Associate

ARCHIMEDES FUNDING, LLC, as a Lender
By:	ING Capital Advisors LLC, as Collateral Manager
By:	/s/ AMY GRENIER Name: Amy Grenier Title: Vice President
ARCHIMEDES FUNDING III, LTD., as a Lender
By:	ING Capital Advisors LLC, as Collateral Manager
By:	/s/ AMY GRENIER Name: Amy Grenier Title: Vice President
KZH ING-2 LLC, as a Lender
By:	/s/ SUSAN LEE Name: Susan Lee Title: Authorized Agent
SEQUILS-ING I (HBDGM), LTD., as a Lender
By:	ING Capital Advisors LLC, as Collateral Manager
By:	/s/ AMY GRENIER Name: Amy Grenier Title: Vice President

SWISS LIFE US RAINBOW LIMITED, as a Lender
By:	ING Capital Advisors LLC, as Investment Manager
By:	/s/ AMY GRENIER Name: Amy Grenier Title: Vice President
CYPRESSTREE INVESTMENT FUND, LLC, as a Lender
By:	/s/ JEFFREY W. HEUER Name: Jeffrey W. Heuer Title: Principal
CYPRESSTREE SENIOR FLOATING RATE FUND, as a Lender
By:	/s/ JEFFREY W. HEUER Name: Jeffrey W. Heuer Title: Principal
CYPRESSTREE INVESTMENT PARTNERS I, LTD., as a Lender
By:	/s/ JEFFREY W. HEUER Name: Jeffrey W. Heuer Title: Principal
CYPRESSTREE INVESTMENT PARTNERS II, LTD., as a Lender
By:	/s/ JEFFREY W. HEUER Name: Jeffrey W. Heuer Title: Principal

KZH CYPRESSTREE-1 LLC, as a Lender
By:	/s/ SUSAN LEE Name: Susan Lee Title: Authorized Agent
CYPRESSTREE INVESTMENT MANAGEMENT COMPANY INC.
As:	Attorney-in-Fact and on behalf of First Allmerica Financial Life Insurance Company as Portfolio Manager
By:	/s/ JEFFREY W. HEUER Name: Jeffrey W. Heuer Title: Principal
NORTH AMERICAN SENIOR FLOATING RATE FUND, as a Lender
By:	/s/ JEFFREY W. HEUER
Name: Jeffrey W. Heuer Title: Principal
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST, as a Lender
By:
Name: Title:
PPM SPYGLASS FUNDING TRUST, as a Lender
By:	/s/ ANN E. MORRIS Name: Ann E. Morris Title: Authorized Agent

HELLER FINANCIAL, INC., as a Lender
By:	/s/ ROBERT M. REEG Name: Robert M. Reeg Title: Assistant Vice President
SENIOR DEBT PORTFOLIO, as a Lender
By:
Name: Title:
EATON VANCE SENIOR INCOME TRUST, as a Lender
By:
Name: Title:
OXFORD STRATEGIC INCOME FUND, as a Lender
By:
Name: Title:
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender
By:
Name: Title:
AVALON CAPITAL LTD., as a Lender
By:
Name: Title:

AMARA-1 FINANCE, LTD., as a Lender
By:
Name: Title:
CARLYLE HIGH YIELD PARTNER II, LTD., as a Lender
By:
Name: Title:
STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY, as a Lender
By:
Name: Title:
LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND, as a Lender, by Stein Roe & Farnham Incorporated As Advisor
By:
Name: Title:
SRF ADVANTAGE, as a Lender
By:
Name: Title:

MAGNETITE ASSET INVESTORS, LLC, as a Lender
By:
Name: Title:
STANFIELD CLO LTD., as a Lender,
By:	Stanfield Capital Partners LLC as its Collateral Manager
By:	/s/ CHRISTOPHER A. BONDY Name: Christopher A. Bondy Title: Partner

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